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                                                                     EXHIBIT 4.3
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                    SHAREHOLDER'S REPRESENTATION STATEMENT
                       AND REGISTRATION RIGHTS AGREEMENT


     THIS SHAREHOLDER'S REPRESENTATION STATEMENT AND REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into by the undersigned shareholders (the "Shareholders") of Clinical Reference Systems, Ltd., a Colorado corporation ("CRS") and Access Health, Inc. a Delaware corporation ("Access Health" or the "Company"), as of the 25th day of November, 1996, in consideration of and in connection with that certain Agreement and Plan of Reorganization by and between Access Health, Access Health Colorado, Inc., a Colorado corporation ("Merger Sub") and CRS.

                                   RECITALS

     A. CRS, Access Health and Merger Sub have entered into an Agreement and Plan of Reorganization, dated as of September 5, 1996 (the "Reorganization Agreement"), pursuant to which CRS will be merged with and into Merger Sub (the "Merger").

     B. Upon the consummation of the Merger, subject to the terms and conditions of the Reorganization Agreement, and in connection therewith, the Shareholders will become the owners of 170,000 shares of Common Stock of Access Health (the "Access Health Common Stock").

     C. The Access Health Common Stock to be issued in connection with the Merger has not been registered under the Securities Act of 1933, as amended (the "Securities Act") in reliance upon the exemption therefrom contained in Section 4(2) of the Securities Act.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants set forth in the Reorganization Agreement and in this Agreement and in consideration of the exchange of the CRS Common Stock for Access Health Common Stock, the parties hereby represent, warrant, covenant and do hereby agree as follows:

     1.  Restricted Stock; Legend
         ------------------------

          1.1  Legend.  It is understood that each certificate representing the
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Access Health Common Stock and any securities issued in respect thereof or exchange therefor shall bear legends in substantially the following forms (in addition to any legend required under applicable state securities laws):

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SALE OR DISPOSITION OF THESE SECURITIES MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY AND WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH
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               REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO
               ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION."

          1.2 In connection with the limitations on disposition with respect to the Access Health Common Stock contained in this Agreement, Access Health will issue stop transfer instructions to its transfer agent with respect to such shares.

          1.3 The undersigned Shareholders understand that Access Health is under no obligation to register the sale, transfer or other disposition of the Access Health Common Stock, except as specifically provided in this Agreement

     2.   Shareholder's Representations.  Each Shareholder represents, warrants
          -----------------------------
and covenants to Access Health that:

          2.1  Experience; Risk.  Shareholder is able to fend for itself in the
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transactions contemplated by this Agreement and the Reorganization Agreement and has the ability to bear the economic risk of the investment, including complete loss of the investment.

          2.2  Investment.  Shareholder is acquiring the Access Health Common
               ----------
Stock for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same. Shareholder understands that the Access Health Common Stock has not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Shareholder's representations as expressed herein.

          2.3  Restricted Securities; Rule 144.  Shareholder understands that
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the Access Health Common Stock is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Access Health in a transaction not involving a public offering and that under such laws and applicable regulations the Access Health Common Stock may be resold without registration under the Securities Act only in certain limited circumstances. Shareholder acknowledges that the Access Health Common Stock must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Shareholder understands that within sixty (60) days of the consummation of the transaction contemplated by the Reorganization Agreement Access Health expects to file with the Securities and Exchange Commission, a Registration Statement on Form S-3 whereby the shares of Access Health Common Stock to be issued in such transaction will become Registered Shares.
Immediately upon such Registration, such shares of Access Health Common Stock will be freely tradeable by persons who are not affiliates of CRS.

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          2.4  Access to Data.  Each Shareholder is aware of Access Health's
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business affairs and financial condition and has sufficient information about
Access Health to reach an informed and knowledgeable decision to acquire the Access Health Common Stock pursuant to the Reorganization Agreement. Each Shareholder acknowledges he or she has (i) previously received Access Health's Annual Report for the fiscal year ended September 30, 1995, and (ii) has previously received Access Health's Quarterly Report for the quarterly period ended June 30, 1996. Each Shareholder is acquiring such Access Health Common Stock for investment for such Shareholder's own account and not with a view to resale or distribution.

     3.   Transfers of Stock.  With respect to any disposition or attempted
          ------------------
disposition of any Access Health Common Stock, the undersigned Shareholder will comply with the following procedure:

          3.1 With respect to a disposition of the Access Health Common Stock registered under the Securities Act, the undersigned will dispose of such shares as provided in the applicable registration statement.

          3.2 Each Shareholder who becomes subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as a result of their relationship with Access Health subsequent to the date of this Agreement, hereby agrees to dispose of any shares of Access Health Common Stock held by such person in conformity with the then current insider trading and compliance policies of Access Health applicable to similarly situated persons.

     4.   Registration Rights.
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          4.1  Certain Definitions.  As used in this Section 4, the following
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terms shall have the following respective meanings:

               (i) The term "Commission" means the Securities and Exchange Commission;

              (ii) The term "Form S-3" will refer to the registration statement of the same name (including successors thereto) prepared for filing with the Commission;

             (iii) The term "Holder" means any holder or transferee of outstanding Registrable Securities who acquired such Registrable Securities in a transaction or series of transactions not involving any public offering;

              (iv) The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration;

               (v) The term "Registrable Securities" means the Access Health Common Stock so long as such shares have not been (i) sold to or through a broker or dealer or underwriter in

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a public distribution or a public securities transaction, or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, together with any securities issued with respect to the Access Health Common Stock upon a stock split, stock dividend, recapitalization or similar event;

              (vi) The term "Restricted Securities" means the Access Health Common Stock required to bear the legends set forth in Section 1.1 hereof; and

               (vii) The term "Securities Act" means the Securities Act of 1933, as amended.

          4.2  Registration on Form S-3.  Access Health will use reasonable
               ------------------------
efforts to prepare and file a registration statement under the Securities Act on Form S-3 covering the Registrable Securities (whether or not required by law to do so) and to have such registration statement declared effective by January 24, 1997. To the extent that Form S-3 is not available to Access Health, Access Health will prepare and file a registration statement on Form S-1 covering the Registrable Securities and will use reasonable efforts to cause such registration statement to be declared effective as soon as possible after the closing of the Merger. Access Health knows of no reason why Form S-3 would not be available to register the Access Health Common Stock.

          4.3  Registration and Selling Expenses.  All expenses incurred in
               ---------------------------------
connection with any registration proceeding pursuant to Section 4.2 will be borne by Access Health.

          4.4  Registration Procedures.  In the case of the registration and
               -----------------------
qualification effected by Access Health pursuant to this Section 4, Access Health will keep each Holder participating therein advised in writing as to the initiation of such registration or qualification and as to the completion thereof. Access Health will, as expeditiously as possible:

               (i) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, keep such registration statement effective for the lesser of (i) two years, (ii) until such time as the Holders have informed Access Health in writing that the distribution of their securities has been completed or (iii) upon a favorable interpretation of the Field's Bill which would allow the shareholders to sell the Registrable Securities (without restriction) in reliance on the exemption from the registration requirements of Section 5 of the Securities Act provided by Section 3(a)(10) thereof.

              (ii) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use reasonable efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

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             (iii) Furnish to the Holders participating in such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders may reasonable request in order to facilitate the public offering of such securities.

              (iv) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

               (v) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (vi) Use reasonable efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

          4.5  Information by Holder.  The Holder or Holders of Registrable
               ---------------------
Securities included in the registration will furnish to Access Health such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Access Health may reasonably request in writing in connection with any registration, qualification or compliance referred to in this Section 4.

     5.   Rule 144 Reporting.  With a view to making available the benefits of
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certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, Access Health agrees for a period of three years from the date of this Agreement to use its best efforts to:

          5.1 Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

          5.2 Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Access Health under the Securities Act and the Securities Exchange Act of 1934, as amended; and

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          5.3  So long as a Shareholder owns any Restricted Securities to furnish to the Shareholder forthwith upon request a written statement by Access Health as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Access Health, and such other reports and documents of Access Health and other information in the possession of or reasonably obtainable by Access Health as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

     6.   Notices.  Except as otherwise provided in this Agreement, all notices
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or other communications hereunder shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid. Until otherwise specified by notice in writing to the other party, such notices, if given to Access Health, shall be addressed to it at 11020 White Rock Road, Rancho Cordova, California 95670, Attention: General Counsel; and if given to the undersigned Shareholders, shall be addressed to them at their addresses set forth on the stock records of Access Health or Access Health's transfer agent.

     7.   Miscellaneous.
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          7.1  This Agreement shall be binding upon and shall inure to the benefit of Access Health and the undersigned Shareholders and their respective assigns, transferees and successors in interest.

          7.2 This Agreement shall be governed by and construed in accordance with the laws of the State of California, excluding its conflicts of law rules, as applied to agreements entered into in California between California residents.

          7.3 This Agreement may be executed in counterparts. All of such counterparts, taken together, shall constitute a single instrument.

          7.4 This Agreement and the contents hereof shall not be disclosed in any form by Shareholder to any other person or entity. Each Shareholder further agrees not to disclose to any other person and to maintain the confidentiality of all non-public information known to him or her concerning the Merger and the transactions in connection therewith.

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     IN WITNESS WHEREOF, the Parties below have caused this Shareholder's
Representation Statement and Registration Rights Agreement to be executed as of the date first written above.

ACCESS HEALTH, INC.           SHAREHOLDER


By:
   -------------------------  ------------------------------------
                              (Signature)


Title:
      ----------------------  ------------------------------------
                              (Print Name)


                              ------------------------------------
                              (Print Address)


                              ------------------------------------
                              (Print Address)


                              ------------------------------------
                              (Print Telephone Number)


                              ------------------------------------
                              (Social Security or Tax I.D. Number)


Total Number of Shares of                 Capital Stock owned on the date
                          ---------------
hereof:

Common Stock:
             ----------------
State of Residence:
                   ----------------


           [SIGNATURE PAGE TO SHAREHOLDER'S REPRESENTATION STATEMENT]

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